UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

GENERAL FORM FOR REGISTRATION OF SECURITIES
Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Sierra Resource Group, Inc.
(Exact Name of Small Business Issuer in its Charter)

Date of earliest event reported:
May 6, 2012

Nevada	000-25301	88-0413922
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123
 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (702) 462-7285

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2012, the Board of Directors of Sierra Resource Group Inc. (“we”, “us”, or “our Company”) by unanimous written consent appointed Barton R. Budman and Carlos F. Cardon to its Board of Directors.

Mr. Budman is a Certified Public Accountant licensed in the state of Florida. Since 2007, Mr. Budman has served as the Chief Financial & Operating Officer for a world renowned mega-yacht manufacturer, chartering company, and real estate investment & development organization, Broward Yacht & Marine / LPI Holdings, LLC with total annual revenue in excess of $135 million. From 2002 to 2007, Mr. Budman held a Partner position at a regional accounting and consulting firm, Garcia, Espinosa, Miyares, & Co, where he was instrumental in co-building and managing the firm. While with the accounting firm, Mr. Budman practiced in all areas of public accounting including tax, accounting and auditing, operational business consulting, mergers and acquisitions, litigation support, initial public offerings, SEC compliance, and financial and tax transactional due diligence serving public and privately held clients. He also worked as a Senior Audit Manager and Consultant for the accounting firm from 1997 to 2000.  From 2000-2002, Mr. Budman served in a variety of executive level financial positions at Tech Inspirations, a venture capital firm based in Miami, and as Chief Financial Officer for XBOX Technologies, a publicly held technology incubator eventually acquired by Microsoft Corporation. Mr. Budman holds dual BBA degrees in accounting and finance as well as a Masters of Business Administration from the University of Miami.

Mr. Cordon is the Commercial liaison, since 2011, for the development of telecommunications, mining and energy projects between the Chinese Government Foreign Development Agency and the Central American Business Community.  Founder and Director of Tacontento International Corp, a chain of Mexican restaurants with more than 20 locations in five countries.  Founder and Director, Los Ranchos, Guatemala, 1994-2011, a steak house chain, with more than a dozen location in 4 countries, including several locations in south Florida. Founder and Director, Yogen Fruz, Central America, Central American Franchisee, 1992-2011, Yogen Fruz is a publicly traded Canadian company and one of the largest frozen yogurt franchising companies in the world.  Founder and Director, Mayan Republic Brand, Guatemala, 1985-1995, a merchandiser of hand loomed textile clothing exported to the US and Europe.  Director and Member Asociación Guatemalteca de Franquicias and Guatemala Rainforest Foundation.  Member Asociación de Gerentes de Guatemala.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibits

d) Exhibits.

  None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIERRA RESOURCE GROUP, INC.

Date: May 6, 2012	By:	/s/ J. Rod Martin
J. Rod Martin
Chief Executive Officer